Exhibit (a)(5)

Nephros, Inc. Announces Offer to Exercise 2011 Warrants

River Edge, NJ, November 20, 2015 /PR Newswire-FirstCall/ — Nephros, Inc. (OTCQB: NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and an on-line mid-dilution hemodiafiltration system for the treatment of chronic renal failure patients, today announced the commencement of an offer to holders of certain warrants the opportunity to exercise their warrants at a temporarily reduced cash exercise price of $0.20 per share of common stock.

The warrants subject to the Offer to Exercise are the outstanding 2011 warrants to purchase an aggregate of 5,008,689 shares of Nephros common stock at an exercise price of $0.40 per share, issued on March 10, 2011, to investors participating in the Company’s 2011 rights offering and issued on March 10, 2011 to Lambda Investors LLC in connection with a private placement financing transaction. The Company is modifying the 2011 warrants to reduce the exercise price from $0.40 per share of common stock to $0.20 per share of common stock, for the period that begins on November 20, 2015, the date the offer will commence, and ends at 12:00 midnight (Eastern Time) on the evening of December 18, 2015, or such later date to which the Company extends the offer in its sole discretion.

Each 2011 warrant represents the right to purchase 0.04622664225 shares of Nephros common stock, and the temporarily reduced exercise price of $0.20 is a per share exercise price. Therefore, the number of shares that may be purchased upon exercise of any 2011 warrant will be determined by multiplying the number of 2011 warrants that a holder exercises by 0.04622664225 and rounding down, and the exercise price that such holder will need to pay is such number of shares multiplied by $0.20. Nephros will not issue any fractional shares upon exercise of 2011 warrants.

Existing 2011 warrants must be tendered, along with the appropriate exercise price, prior to the expiration of the offer in order to participate. Tenders of existing 2011 warrants may be withdrawn at any time on or prior to the expiration of the offer or after January 20, 2016, which is the 40th business day from commencement of the offer, if Nephros has not accepted the tendered 2011 warrants prior to that date. Withdrawn 2011 warrants will be returned to the holder in accordance with the terms of the offer. Upon termination of the offer, the original terms of the warrants will be reinstituted with an exercise price of $0.40 per share.

Nephros established the temporarily reduced exercise price of $0.20 per share in order to encourage the exercise of a substantial number of the 2011 warrants. Nephros believes that it and its stockholders will benefit from raising additional capital to further develop its products and to fund its working capital and general corporate needs. In addition, Nephros entered into an agreement with Lambda Investors LLC on September 29, 2015, pursuant to which Nephros agreed to offer to holders of 2011 Warrants the temporary opportunity to exercise their warrants at an exercise price equal to 50% of the current exercise price of such warrants. The offer is being made to fulfill the obligation of Nephros under that agreement.

Completion of the offer is subject to certain conditions, including that Nephros has in place an effective registration statement under the Securities Act of 1933, as amended, for the purpose of registering the exercise of certain 2011 warrants at the reduced cash exercise price of $0.20 per share and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant.

The 2011 warrants that are held by Lambda Investors LLC may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors LLC. Arthur H. Amron, a director of Nephros, is a partner and general counsel of Wexford Capital. Paul A. Mieyal, a director of Nephros and the former Acting President, Acting Chief Executive Officer and Acting Chief Financial Officer until April 15, 2015, is a vice president of Wexford Capital. Lambda Investors LLC is eligible to participate in the offer on the same terms and conditions as the other holders of the 2011 warrants. The Company believes that Lambda Investors LLC intends to exercise all of its 2011 Warrants at the reduced cash exercise during the offer, but no formal agreement or arrangement exists that would require Lambda Investors LLC to do so.

The Offer to Exercise and related documentation and will be distributed to holders of the warrants on or about November 20, 2015 and will contain important information about the terms and conditions of the offer. A copy of the offering documents may be obtained from Morrow & Co., LLC, the Information Agent for the offering. Holders, banks and brokerage firms may call Morrow at 800-662-5200. Morrow may also be contacted by e-mail at nephros.info@morrowco.com. If you have any question or need assistance, you should contact Continental Stock Transfer & Trust Company, which is acting as Depositary Agent for the offer. The Depositary Agent may be reached by contacting the Reorganization Department at 917-262-2378.

Investors are urged to read the following documents when filed with the Securities Exchange Commission (SEC), as they may be amended from time to time, relating to the offer as they contain important information: (1) the Schedule TO and related Offer to Exercise and Election to Participate and Exercise; (2) the Post-Effective Amendment No. 8 on Form S-1 to the Registration Statement on Form S-1 (No. 333-169278), (3) the preliminary and, when available, final prospectus contained in the Post-Effective Amendment relating to the exercise of the 2011 warrants; and (4) the Company’s other reports filed with the SEC for information about the Company generally. These and any other documents relating to the offer, when they are filed with the SEC, may be obtained for free at the SEC’s website at http://www.sec.gov, or from the Information Agent as noted above. This press release is for informational purposes only, and is not intended to constitute an offer to buy or the solicitation of an offer to sell any of the 2011 warrants or other Nephros securities or an offer to sell or solicitation of an offer to buy any Nephros securities. There shall not be any offer, solicitation, sale or purchase of securities, in any jurisdiction in which such offer, solicitation, sale or purchase would be unlawful.

THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A POST-EFFECTIVE AMENDMENT TO ITS REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-169278), IN ORDER TO REGISTER THE ISSUANCE OF THE SHARES OF COMPANY COMMON STOCK UPON EXERCISE OF THE RIGHTS OFFERING WARRANTS AT THE TEMPORARILY REDUCED OFFERING PRICE AVAILABLE UNDER THE OFFER TO EXERCISE. THIS POST-EFFECTIVE AMENDMENT HAS NOT YET BECOME EFFECTIVE. THE FOREGOING SECURITIES MAY NOT BE SOLD OR EXERCISED, NOR MAY OFFERS TO BUY OR EXERCISE BE ACCEPTED, PRIOR TO THE TIME THE POST-EFFECTIVE AMENDMENT BECOMES EFFECTIVE. SUCH SECURITIES MAY ONLY BE OFFERED BY MEANS OF A PROSPECTUS, COPIES OF WHICH MAY BE OBTAINED (WHEN AVAILABLE) FREE OF CHARGE AT WWW.SEC.GOV OR BY CONTACTING THE COMPANY’S CHIEF EXECUTIVE OFFICER AT (201) 343-5202. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT THE RIGHTS OFFERING WARRANTS, as amended in the manner described in the Offer to Exercise, AND THE SECURITIES UNDERLYING SUCH WARRANTS.

THE SHARES OF COMPANY COMMON STOCK ISSUABLE UPON EXERCISE OF THE LAMBDA WARRANTS AND BEING OFFERED PURSUANT TO THIS OFFER TO EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

ALTHOUGH A SPECIAL COMMITTEE OF THE NEPHROS BOARD OF DIRECTORS HAS APPROVED THE OFFER TO EXERCISE, NEITHER NEPHROS, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS SHOULD ACCEPT THE OFFER TO EXERCISE. HOLDERS OF 2011 WARRANTS SHOULD NOT CONSIDER THE SPECIAL COMMITTEE’S APPROVAL TO BE A RECOMMENDATION AS TO WHETHER THEY SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. HOLDERS MUST MAKE THEIR OWN DECISION WHETHER TO ACCEPT THE OFFER TO EXERCISE.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, as well as a hemodiafiltration system for the treatment of patients with end stage kidney disease. Its filters, which it calls ultrafilters, are primarily used in dialysis centers and hospitals for the removal of biological contaminants from water, bicarbonate concentrate and/or blood.

Nephros was founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize a hemodiafiltration system, an alternative method to hemodialysis. Since its founding, the company has extended its filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Cautionary Statement About Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the completion of the tender offer and the anticipated use of proceeds therefrom, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual outcomes could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions. In particular, there can be no assurance that Nephros will successfully complete the tender offer or that Lambda Investors LLC will participate in the tender offer. These and other risks and uncertainties are detailed in Nephros, Inc.’s filings with the U.S. Securities and Exchange Commission, including the Schedule TO and accompanying offer documents, the Post-Effective Amendment, the Nephros, Inc. Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports. Nephros, Inc. does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

PCG Advisory Group
Kirin M. Smith, Chief Operating Officer
Direct: 646-863-6519
www.pcgadvisory.com

###